Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
FIRST QUARTER 2009 RESULTS

Wakefield, MA—April 28, 2009—Franklin Street Properties Corp. (the “Company” or “FSP”) (NYSE Amex:  FSP), an investment firm specializing in real estate, announced today Net Income of $7.8 million and Earnings Per Share (EPS) of $0.11 for the first quarter ended March 31, 2009.  The Company also announced Funds From Operations (FFO) of $17.3 million or $0.25 per share for the first quarter ended March 31, 2009 and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 3 of this press release.

(in 000's except per share data)	Three Months Ended March 31,
	2009	2008	Increase (Decrease)

Net Income	$7,808	$7,386	$422

FFO	$17,338	$15,637	$1,701
GOS	-	-	-
FFO+GOS	$17,338	$15,637	$1,701
Per Share Data:
EPS	$0.11	$0.10	$0.01
FFO	$0.25	$0.22	$0.03
GOS	$-	$-	$-
FFO+GOS	$0.25	$0.22	$0.03

Weighted ave shares (diluted)	70,481	70,481	-

Comparing results for the first quarter of 2009 to 2008, Net Income and EPS increased $0.4 million or $0.01 per share, FFO increased $1.7 million or $0.03 per share and FFO+GOS increased $1.7 million or $0.03 per share.  Comparing FFO results for the first quarter of 2009 to 2008, the increase was primarily attributable to an increase in real estate FFO of $2.0 million that arose from the performance of acquisitions and from net leasing revenues from our existing portfolio.

These increases were partially offset by a decrease in FFO from investment banking of $0.3 million, which was caused by lower sales of securities by our investment bank, which decreased $2.6 million to $175,000 for the first quarter of 2009 compared to $2.7 million for the first quarter of 2008.  Revenue from our investment bank is primarily based on the value of these securities sales.  There was no GOS in the first quarter of 2009 or 2008.

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George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2009, FSP’s profits as represented by FFO+GOS totaled approximately $17.3 million or $0.25 per share.  Dividend distributions declared for the first quarter of 2009, which are payable on May 20, 2009, will be approximately $13.4 million or $0.19 per share.

Significant portions of our real estate investment business, specifically property sales and investment banking, are transactional.  Neither of these business segments made a positive contribution to the first quarter.  Substantially all profits for the quarter were produced by our ongoing/recurring rental operations.

Although FSP has certain properties in its portfolio that we would contemplate selling, we have not listed any property for sale because of current adverse market conditions.  Rather than sell in this negative environment, FSP continues to postpone consideration of the sale of some properties until a more attractive environment establishes itself, particularly within the mortgage/debt markets.  A time frame for improvement in these markets continues to be hard to predict.  However, we continue to constantly evaluate property disposition opportunities.

During the first quarter of 2009, our investment banking group raised $175,000 of equity capital, an insignificant contribution and similar to the fourth quarter of 2008.  Concern and uncertainty continues to surround the potential impact on commercial real estate emanating from the U.S. recession and financial credit crisis, and our established investor clients continue to sit on the sidelines until a clearer sense of stability returns to the broader capital markets before considering significant investment purchases.  The lack of equity raising activity resulted in our investment banking business segment operating at a loss for the first quarter totaling approximately $0.8 million or $0.01 per share.  We anticipate business in this area to remain very volatile quarter-to-quarter as long as broader investment market activity and financial events continue to meaningfully sway investor confidence and sentiment.

While profits continued to suffer in the first quarter of 2009 from our transactional businesses, our real estate portfolio of 29 properties maintained its overall 93% occupancy and provided steady rental income.  FFO for the first quarter of 2009 was $0.25 per share, all of which came from real estate operations net of the cost of maintaining our investment banking capability.

During the first quarter of 2009, FSP did not purchase any new properties for our portfolio.  A number of potentially attractive property investment opportunities were analyzed, but ultimately were not purchased during the quarter.  Continued active property acquisition efforts are ongoing and we would expect to acquire additional properties in 2009.  Our three property acquisitions made during 2008 are now fully contributing to FSP’s rental revenue and FFO growth.

As the capital markets and U.S. economy work through the current recession and financial/credit crisis, we will continue to pursue additional commercial property investment opportunities.  It will be FSP’s objective to continue to grow our property portfolio and rental income business during this period of liquidity-constrained capital markets by using our balance sheet strength to help finance and fund new acquisitions.  We continue to be very optimistic about FSP’s position in the current commercial real estate investment market and the opportunities that are presenting themselves to acquire commercial properties at better pricing and value metrics than we have seen in the last several years.”

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Dividend Announcement

On April 17, 2009, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2009 of $0.19 per share of common stock payable on May 20, 2009 to stockholders of record on April 30, 2009.

Real Estate Update

Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 29 properties and for two non-consolidated REITs that we have interests in as of March 31, 2009.  The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2009	2008

Net income	$7,808	$7,386
(Gain) Loss on sale of properties	-	-
GAAP income from non-consolidated REITs	(792)	(793)
Distributions from non-consolidated REITs	1,615	546
Depreciation of real estate & intangible amortization	8,707	8,498
Funds From Operations (FFO)	17,338	15,637
Plus gains on sales of properties (GOS)	-	-
FFO+GOS	$17,338	$15,637

Per Share Data
EPS	$0.11	$0.10
FFO	$0.25	$0.22
GOS	$-	$-
FFO+GOS	$0.25	$0.22

Weighted average shares (basic and diluted)	70,481	70,481

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for April 29, 2009 at 10:00 a.m. (ET) to discuss the first quarter 2009 results. The toll free number is 1-866-804-6929, passcode 98851183. Internationally, the call may be accessed by dialing 1-857-350-1675, passcode 98851183. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

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About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP's subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2008), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Prior 4 Quarters Information	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

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Franklin Street Properties Corp. Financial Results
Supplementary Schedule A
Condensed Consolidated Income Statements
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2009	2008

Revenue:
Rental	$29,818	$26,656
Related party revenue:
Syndication fees	10	205
Transaction fees	28	168
Management fees and interest income from loans	545	561
Other	18	20
Total revenue	30,419	27,610

Expenses:
Real estate operating expenses	7,280	6,699
Real estate taxes and insurance	4,829	4,279
Depreciation and amortization	7,914	7,359
Selling, general and administrative	2,008	2,009
Commissions	130	158
Interest	1,577	1,192

Total expenses	23,738	21,696

Income before interest income, equity in earnings of non-consolidated REITs and taxes	6,681	5,914
Interest income	36	303
Equity in earnings of non-consolidated REITs	792	793

Income before taxes	7,509	7,010
Income tax benefit	(299)	(376)

Net income	$7,808	$7,386

Weighted average number of shares outstanding, basic and diluted	70,481	70,481

Net income per share, basic and diluted	$0.11	$0.10

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Franklin Street Properties Corp. Financial Results
Supplementary Schedule B
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and par value amounts)	March 31,	December 31,
	2009	2008
Assets:
Real estate assets, net	$839,826	$844,058
Acquired real estate leases, less accumulated amortization
of $30,431 and $29,200, respectively	26,042	28,518
Investment in non-consolidated REITs	82,388	83,046
Assets held for syndication, net	13,004	13,254
Cash and cash equivalents	27,650	29,244
Restricted cash	336	336
Tenant rent receivables, less allowance for doubtful accounts
of $595 and $509, respectively	1,084	1,329
Straight-line rent receivable, less allowance for doubtful accounts
of $261 and $261, respectively	9,190	8,816
Prepaid expenses	2,253	2,206
Related party mortgage loan receivable	4,725	1,125
Other assets	1,162	2,406
Office computers and furniture, net of accumulated depreciation
of $1,135 and $1,108, respectively	355	281
Deferred leasing commissions, net of accumulated amortization
of $3,898, and $3,416, respectively	10,493	10,814
Total assets	$1,018,508	$1,025,433

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$72,468	$67,468
Term loan payable	75,000	75,000
Accounts payable and accrued expenses	17,687	22,297
Accrued compensation	250	1,654
Tenant security deposits	1,795	1,874
Other liabilities: derivative termination value	3,080	3,099
Acquired unfavorable real estate leases, less accumulated amortization of $2,027, and $1,779, respectively	4,795	5,044
Total liabilities	175,075	176,436

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 70,480,705 and 70,480,705 shares issued and outstanding, respectively	7	7
Additional paid-in capital	889,019	889,019
Accumulated other comprehensive loss	(3,080)	(3,099)
Accumulated distributions in excess of accumulated earnings	(42,513)	(36,930)
Total stockholders’ equity	843,433	848,997
Total liabilities and stockholders’ equity	$1,018,508	$1,025,433

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Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2009	2008
Cash flows from operating activities:
Net income	$7,808	$7,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,981	7,371
Amortization of above market lease	793	1,139
Equity in earnings of non-consolidated REITs	(792)	(793)
Distributions from non-consolidated REITs	1,615	546
Increase in bad debt reserve	86	79
Changes in operating assets and liabilities:
Tenant rent receivables, net	159	(301)
Straight-line rents, net	(374)	(251)
Prepaid expenses and other assets, net	(171)	(376)
Accounts payable, accrued expenses	(3,154)	(4,379)
Accrued compensation	(1,404)	(1,148)
Tenant security deposits	(79)	49
Payment of deferred leasing commissions	(162)	(818)
Net cash provided by operating activities	12,306	8,504
Cash flows from investing activities:
Purchase of real estate assets and office computers and furniture, capitalized merger costs	(3,295)	(1,777)
Changes in deposits on real estate assets	1,300	-
Investment in related party mortgage loan receivable	(3,600)	(1,000)
Investment in assets held for syndication	86	1,391
Net cash used in investing activities	(5,509)	(1,386)
Cash flows from financing activities:
Distributions to stockholders	(13,391)	(21,849)
Borrowings under bank note payable	5,000	-
Deferred financing costs	-	(30)
Net cash used in financing activities	(8,391)	(21,879)
Net decrease in cash and cash equivalents	(1,594)	(14,761)
Cash and cash equivalents, beginning of year	29,244	46,988
Cash and cash equivalents, end of year	$27,650	$32,227

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2009	593,626	11.0%
2010	752,760	13.9%
2011	376,047	6.9%
2012	759,077	14.0%
2013	342,809	6.3%
2014	482,804	8.9%
Thereafter (2)	2,110,392	39.0%
	5,417,515	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 370,000 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2009
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$ 232,918	27.8%	1,489	27.4%
Colorado	4	130,460	15.5%	791	14.6%
Virginia	3	79,826	9.5%	569	10.5%
Georgia	1	77,271	9.2%	387	7.1%
Missouri	3	73,779	8.8%	477	8.8%
Maryland	2	62,661	7.5%	424	7.8%
Florida	1	48,980	5.8%	213	3.9%
Indiana	1	37,186	4.4%	205	3.8%
Illinois	1	31,076	3.7%	177	3.3%
California	2	21,264	2.5%	182	3.4%
Michigan	1	15,078	1.8%	215	4.0%
Washington	1	14,939	1.8%	117	2.2%
North Carolina	2	14,388	1.7%	172	3.2%
	29	$ 839,826	100.0%	5,418	100.0%

Property by type:
(dollars & square feet in 000's)	As of March 31, 2009
	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	28	$ 834,711	99.4%	5,319	98.2%
Industrial	1	5,114	0.6%	99	1.8%
	29	$ 839,826	100.0%	5,418	100.0%

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended
(in thousands)	31-Mar-09	31-Mar-08

Tenant improvements	$1,374	$2,337
Deferred leasing costs	162	817
Building improvements	465	197
	$2,001	$3,351

Square foot & leased percentages	March 31,	December 31,
	2009	2008

Owned portfolio of commercial real estate
Number of properties	29	29
Square feet	5,417,515	5,417,515
Leased percentage	93%	93%

Investments in non-consolidated commercial real estate
Number of properties	2	2
Square feet	1,461,224	1,461,224
Leased percentage	79%	80%

Single Asset REITs (SARs) managed
Number of properties	10	10
Square feet*	2,684,561	2,684,561
Leased percentage*	88%	92%

Total owned, investments & managed properties
Number of properties	41	41
Square feet*	9,563,300	9,563,300
Leased percentage*	90%	91%

*Excludes a property to be constructed with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT Name	City	State	Feet	31-Mar-09	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	842,717	85.8%	43.7%
FSP Phoenix Tower Corp.	Houston	TX	618,507	70.7%	4.6%
			1,461,224	79.4%

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Prior 4 Quarters Information
(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4
Revenue:	2008	2008	2008	2008
Rental	$26,656	$27,700	$27,927	$28,915
Related party revenue:
Syndication fees	205	3,257	304	-
Transaction fees	168	3,138	300	35
Management fees and interest income from loans	561	423	380	375
Other	20	19	13	20
Total revenue	27,610	34,537	28,924	29,345

Expenses:
Real estate operating expenses	6,698	7,116	7,159	8,026
Real estate taxes and insurance	4,279	4,505	4,590	4,366
Depreciation and amortization	7,359	7,591	7,666	7,744
Selling, general and administrative	2,009	2,621	1,927	1,711
Commissions	158	1,654	208	131
Interest	1,192	1,051	1,108	1,570
Total expenses	21,695	24,538	22,658	23,548

Income before interest income, equity
in earnings in non-consolidated REITs	5,915	9,999	6,266	5,797
Interest income	303	176	177	89
Equity in earnings in non-consolidated REITs	793	694	680	580

Income before taxes on income	7,011	10,869	7,123	6,466
Taxes on income	(375)	335	(297)	(153)

Income from continuing operations	7,386	10,534	7,420	6,619
Loss from discontinued operations	-	-	-	-
Gain on sale of assets	-	-	-	-
Net income	$7,386	$10,534	$7,420	$6,619

FFO and FFO+GOS calculations:

Net income	$7,386	$10,534	$7,420	$6,619
(Gain) loss on sale of assets	-	-	-	-
GAAP (income) from non-consolidated REITs	(793)	(694)	(680)	(580)
Distributions from non-consolidated REITs	546	1,731	1,561	1,510
Depreciation & amortization	8,498	8,712	8,783	8,650
Funds From Operations (FFO)	15,637	20,283	17,084	16,199
Plus gains on sales of assets (GOS)	-	-	-	-
FFO+GOS	$15,637	$20,283	$17,084	$16,199

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on square feet leased.

					% of
	Tenant		Sq Ft	SIC Code	Portfolio
1	Capital One Services, Inc.	(1)	297,789	61	5.5%
2	Citgo Petroleum Corporation		248,399	29	4.6%
3	Tektronix Texas, LLC		241,372	38	4.4%
4	Burger King Corporation		212,619	58	3.9%
5	New Era of Networks, Inc. (Sybase)		199,077	42	3.7%
6	Citigroup Credit Services, Inc.	(2)	176,848	61	3.3%
7	RGA Reinsurance Company		171,120	63	3.2%
8	International Business Machines Corp.		138,033	73	2.5%
9	Giesecke & Devrient America		135,888	73	2.5%
10	Murphy Exploration & Production Company		133,786	13	2.5%
11	CACI Technologies, Inc.		132,896	73	2.4%
12	Monsanto		127,778	28	2.4%
13	Maines Paper and Food Service, Inc.		98,745	42	1.8%
14	Jones Lang Lasalle		92,827	87	1.7%
15	AMDOCS, Inc.		91,928	73	1.7%
16	Ober Kaler Grimes		90,811	81	1.7%
17	County of Santa Clara		90,467	91	1.7%
18	Technip-Coflexip USA Holdings, Inc		86,059	73	1.6%
19	Vail Corp, dba Vail Resorts		83,620	79	1.5%
20	Corporate Holdings, LLC		81,818	67	1.5%
	Total		2,931,880		54.1%

(1)
Capital One sublets all of the space to LandAmerica Financial Group, Inc.  LandAmerica Financial Group, Inc. entered into a direct lease with us which commences at the expiration of the Capital One lease on October 31, 2009.  On November 26, 2008, LandAmerica Financial Group, Inc. filed a voluntary motion for relief under chapter 11 of the Bankruptcy Code.  As of April 24, 2009, no motion to assume or reject the direct lease had been filed by LandAmerica Financial Group, Inc., although we expect such a motion on or before June 24, 2009.

(2)	The lease with Citicorp Credit Services, Inc. is guaranteed by Citigroup.

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Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the condensed consolidated financial statements.